420 Throckmorton Street Suite 200 Ft. Worth, Texas 76102 1-800-280-2404

November 16, 2016

Mrs. Diane Moore

Re: Galenfeha Promissory Note

Galenfeha, Inc. entered into a promissory note with Diane Moore on May 12, 2016. The company received $100,000 cash contribution on May 12, 2016, per the agreement.

Mrs. Moore agrees to forego the interest accumulation, and a final cash payment of $100,000 to be made to Diane Moore upon the execution of this receipt extinguishes the note.

/s/ James Ketner
James Ketner
President/CEO
Galenfeha, Inc.

/s/ Diane Moore
Diane Moore